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Analyst contact:
Dennis E. McDaniel
Vice President and Controller
513-603-2197
dennis.mcdaniel@ocas.com


Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com


For Immediate Release
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                        THE OHIO CASUALTY INSURANCE COMPANY
                        ANNOUNCES THAT EMPLOYEE PENSION PLAN
                        WILL SELL SHARES TO DIVERSIFY HOLDINGS
                        --------------------------------------

Fairfield, Ohio---(BUSINESS WIRE)---September 6, 2002-The Ohio Casualty Insurance Company today announced that its Employees Retirement Plan ( the "Plan"), a defined benefit pension plan, intends to sell up to 1,150,000 shares of Ohio Casualty Corporation common stock (Nasdaq: OCAS) to diversify its investment holdings. This number represents approximately two-thirds of the Plan's holdings in Ohio Casualty Corporation common stock. The Plan's present intention is to sell the shares in the open market pursuant to trading instructions to be provided to a broker-dealer selected by the Plan. These trading instructions will establish the maximum number of shares that may be sold at specified prices. Because of the trading conditions to be imposed by the Plan, the actual timing of any sale of shares by the Plan and the number of shares that eventually will be sold cannot be predicted at this time. Any and all sales will be subject to market conditions and prevailing market prices. Ohio Casualty Corporation presently has 60,653,803 million shares outstanding.